Exhibit 10.3
MODIFICATION No. 2
to
EMPLOYMENT AGREEMENT ENTERED FEBRUARY 6, 2018
This Modification No. 2, dated as of February 21, 2023, and effective as of March 1, 2023, is made by and among Amneal Pharmaceuticals, Inc. (the “Company”) and Andrew Boyer (the “Executive” and, collectively with Amneal, the “Parties”).
WHEREAS, the Company and the Executive executed that certain Employment Agreement dated February 6, 2018 a complete copy of which is attached as Exhibit A (hereinafter referred to as the “Employment Agreement”);
WHEREAS, the Company and the Executive executed that certain Modification Agreement No. 1 dated July 29, 2020, a complete copy of which is attached as Exhibit B (hereinafter referred to as the “Modification No. 1”); and
WHEREAS, the Company and the Executive have agreed, pursuant to the terms of Section 8.5 of the Employment Agreement, to modify the Employment Agreement and Modification No. 1 as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the Parties agree as follows.
1.Section 1.1 of the Modification No. 1 is hereby modified to read as follows:
“1.1     Term of Employment. Subject to Section 8.2 below, the Executive’s initial term of employment under this Agreement commenced on the Effective Date of the Employment Agreement and shall continue until March 31, 2025 (the “Term”), unless further extended or earlier terminated as provided in the Employment Agreement. The Employment Agreement will automatically be renewed for single one-year periods unless written notice of non-renewal (a “Non-Renewal Notice”) is provided by any party at least 90 days prior to the end of the Term or the successive one-year period then in effect or unless earlier terminated as provided in the Employment Agreement. Expiration of the Employment Agreement as a result of non-renewal shall not, by itself, result in termination of the Executive’s employment.”
Except as specifically provided for in this Modification No. 2 and Modification No. 1, no other modifications, amendments, revisions or changes are made to the Employment Agreement. All other terms and conditions of the Employment Agreement remain in full force and effect. In the event of a conflict between the Employment Agreement, Modification No. 1 and this Modification No. 2, the terms of this Modification No. 2 shall control. This Modification No. 2 may be executed in counterparts. This Modification No. 2 shall be construed and enforced in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the undersigned have executed this Modification No. 2 as of the date first above written.

Amneal Pharmaceuticals, Inc.

By: /s/ Chirag Patel
Name:     Chirag Patel
Title:     President & Co-CEO

/s/ Andrew Boyer
Andrew Boyer
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